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                                                                    EXHIBIT 16.1



March 14, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 14, 2003 of Claimsnet.com Inc., related to the resignation of King Griffin & Adamson P.C. to allow its successor entity KBA Group LLP to be engaged as Claimsnet.com inc.'s independent accountants and are in agreement with the statements contained in Item 4 (a) paragraphs (1), (2), (4) and (5) therein.

                                                Very truly yours,


                                                /S/ KING GRIFFIN & ADAMSON P.C.
                                                -------------------------------
                                                KING GRIFFIN & ADAMSON P.C.


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March 14, 2003



Mr. Paul W. Miller
Chief Operating Officer and
Chief Financial Officer
12801 N Central Expressway
Suite 1515
Dallas, Texas 75243

This is to confirm that the client-auditor relationship between Claimsnet.com Inc. (Commission File No. 001-14665) and King Griffin & Adamson P.C. has ceased. The reason for the termination of this relationship is to allow for the appointment of King Griffin & Adamson P.C.'s successor entity, KBA Group LLP.

                                                 Yours truly,


                                                 /S/ KING GRIFFIN & ADAMSON P.C.
                                                 -------------------------------
                                                 KING GRIFFIN & ADAMSON P.C.


cc:   Office of the Chief Accountant-
        SECPS Letter File
      Mail Stop 9-5
      Securities and Exchange Commission
      450 5th Street, N.W.
      Washington, D.C. 20549